                                                                      EXHIBIT 99

                       BORG-WARNER SECURITY CORPORATION
           SUPPLEMENTAL PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
                             (MILLIONS OF DOLLARS)


Introduction
------------

The accompanying unaudited Pro Forma Financial Information has been prepared as a result of the combination of the Company's armored services unit ("WFAS") with Loomis, as described in the preceding information. The unaudited Pro Forma Financial Information is based on the historical financial statements of the Company and WFAS and gives effect to (i) the disposition of substantially all of the assets and certain liabilities of WFAS and other adjustments related to the business combination and (ii) the application of the net proceeds received by the Company to repay certain indebtedness. The accompanying unaudited Pro Forma Consolidated Statements of Earnings for the year ended December 31, 1995 and the nine months ended September 30, 1996 give effect to the transactions as if they had been consummated on January 1, 1995. The unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 1996 is presented giving effect to the transactions as if they had been consummated as of that date.

The pro forma results of operations do not include any nonrecurring charges or credits which will directly result from the transaction and which will be included in the Company's results of operations within the 12 months following the transaction. While the Company anticipates that it will recognize a gain from the sale of WFAS' assets, the transaction is subject to potential significant purchase price adjustments and any gain cannot be reasonably estimated at this time. The Company does not anticipate that the gain will be material. The Company does not expect any other material nonrecurring charges or credits to result from the transaction.

The unaudited Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future results of operations or financial position of the Company had the transactions described above occurred on the indicated dates or been in effect for the periods presented.

The unaudited Pro Forma Financial Information and the accompanying notes should be read in conjunction with, and are qualified in their entirety by, the historical consolidated financial statements of the Company and WFAS, including the related notes thereto.

                       BORG-WARNER SECURITY CORPORATION
           PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
                         YEAR ENDED DECEMBER 31, 1995
                    (MILLIONS OF DOLLARS EXCEPT PER SHARE)

                                                                   Pro Forma
                                                  Historical     Adjustments (a)      Pro Forma
                                                  ----------     --------------       ---------
Net service revenue                                 $1,711.2           ($231.0)        $1,480.2

Cost of services                                     1,360.2            (188.6)         1,171.6
Selling, general and administrative expenses           210.6             (18.7)           191.9
Depreciation                                            47.0              (7.2)            39.8
Amortization of excess purchase price
  over net assets acquired                              13.4              (1.5)            11.9
Interest expense and finance charges                    56.6              (8.9)(b)         47.7
                                                    --------           --------        --------
  Earnings before income taxes and equity in
    earnings of unconsolidated subsidiaries             23.4              (6.1)            17.3
Provision for income taxes                               9.5              (2.6)(c)          6.9
                                                    --------           --------        --------
  Earnings before equity in earnings of
    unconsolidated subsidiaries                         13.9              (3.5)            10.4
Equity in earnings of Loomis Fargo                         -               3.3 (d)          3.3
                                                    --------           --------        --------
  Earnings from continuing operations                  $13.9             ($0.2)           $13.7
                                                    ========           ========        ========

Earnings per share from continuing operations          $0.59                              $0.59

Average shares outstanding (thousands)                23,399                             23,399

                       BORG-WARNER SECURITY CORPORATION
           PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
                       9 MONTHS ENDED SEPTEMBER 30, 1996
                    (MILLIONS OF DOLLARS EXCEPT PER SHARE)



                                                                                   Pro Forma
                                                                 Historical      Adjustments (a)         Pro Forma
                                                                 ----------      ---------------         ---------
Net service revenue                                              $1,267.3           $(182.3)              $1,085.0

Cost of services                                                  1,010.0            (153.4)                 856.6
Selling, general and administrative expenses                        156.7             (13.8)                 142.9
Depreciation                                                         35.6              (5.2)                  30.4
Amortization of excess purchase price
  over net assets acquired                                           10.1              (1.1)                   9.0
Interest expense and finance charges                                 42.7              (7.1)(b)               35.6
                                                                  -------           -------               --------
  Earnings before income taxes and equity in
    earnings of unconsolidated subsidiaries                          12.2              (1.7)                  10.5
Provision for income taxes                                            4.5              (0.9)(c)                3.6
                                                                  -------           -------               --------
Earnings before equity in earnings of
    unconsolidated subsidiaries                                       7.7              (0.8)                   6.9
Equity in earnings of Loomis Fargo                                      -               1.9 (d)                1.9
                                                                  -------           -------               --------
  Earnings from continuing operations                                $7.7              $1.1                   $8.8
                                                                  =======           =======               ========

Earnings per share from continuing operations                       $0.33                                    $0.38

Average shares outstanding (thousands)                             23,502                                   23,502



                       BORG-WARNER SECURITY CORPORATION
          PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                              SEPTEMBER 30, 1996
                             (MILLIONS OF DOLLARS)



                                                                          Pro Forma
                                                         Historical      Adjustments (e)    Pro Forma
                                                         ----------    ---------------      ---------
ASSETS
  Cash and cash equivalents                                $ 17.3                -            $ 17.3
  Receivables, net                                           99.9          ($ 28.9)             71.0
  Inventories                                                12.6             (1.8)             10.8
  Other current assets                                       31.4             10.5(b)           41.9
                                                           ------           ------             -----
    Total current assets                                    161.2            (20.2)            141.0

  Property, plant and equipment, at cost                    446.1            (79.9)            366.2
  Less accumulated depreciation                             234.1            (49.0)            185.1
                                                           ------           ------             -----
    Net property, plan and equipment                        212.0            (30.9)            181.1

  Net excess purchase price over net assets acquired        240.3            (27.8)            212.5
  Deferred tax asset                                         62.3                -              62.3
  Net assets of discontinued operations                      11.5                -              11.5
  Investment in Loomis Fargo                                    -              5.3(d)            5.3
  Other assets                                               88.3             (4.2)             84.1
                                                           ------           ------            ------
    Total assets                                           $775.6          ($ 77.8)           $697.8
                                                           ======           ======            ======
LIABILITIES AND STOCKHOLDERS' EQUITY
  Notes payable                                            $  2.9          ($  0.7)           $  2.2
  Accounts payable and accrued expenses                     176.9            (11.8)            165.1
                                                           ------           ------            ------
    Total current liabilities                               179.8            (12.5)            167.3

  Long-term debt                                            456.9            (91.0)(b)         365.9
  Other long-term liabilities                               109.5             25.7(f)          135.2

  Capital stock:
    Common stock                                              0.2                -               0.2
    Series I non-voting common stock                            -                -                 -
  Other stockholders' equity                                 29.2                -              29.2
                                                           ------           ------            ------
    Total stockholders' equity                               29.4                -              29.4
                                                           ------           ------            ------
      Total liabilities and stockholders' equity           $775.6          ($ 77.8)           $697.8
                                                           ======           ======            ======

                       BORG-WARNER SECURITY CORPORATION
           SUPPLEMENTAL PRO FORMA FINANCIAL INFORMATION (UNAUDITED)


Notes to Pro Forma Statements of Earnings and Balance Sheet
-----------------------------------------------------------

a To eliminate the historical revenues and expenses of WFAS and subsidiaries for the respective periods presented.

b To eliminate debt retired with proceeds received from the transaction and to adjust interest expense. Proceeds from the transaction, net of transaction and related expenses, were approximately $105 million and were applied as follows: decrease in borrowings under the term loan, $80 million; decrease in borrowings under the revolving line of credit, $10 million; and increase in interest-bearing cash deposits under the accounts receivable facility, $15 million. The interest expense adjustment was computed using the average interest rates for the respective periods. Such rates were used because management believes these rates would have been the same if the facilities had been negotiated by the Company on a stand-alone basis without WFAS.

c To record the estimated income tax effect for the pro forma adjustments described in Notes (a) and (b) for the respective periods.

d To recognize, under the equity method, the Company's 49% interest in the pro forma net assets and earnings of Loomis, Fargo & Co.

e To eliminate the historical assets, liabilities and stockholder's equity of WFAS and subsidiaries.

f To establish allowances for anticipated expenses incurred as a direct result of the business combination and for purchase price adjustments under the contribution agreement, including indemnifications and performance guarantees.